Exhibit 99.1

STONE ENERGY CORPORATION

Announces Agreement to Purchase Ram Powell Field

LAFAYETTE, LA. April 27, 2018

Stone Energy Corporation (NYSE: SGY) (“Stone” or the “Company”) today announced the execution of an agreement to purchase a 100% working interest in the Ram Powell Unit, and related assets, from Shell Offshore Inc. (“Shell”), Exxon Mobil Corporation (“ExxonMobil”), and Anadarko US Offshore LLC (“Anadarko”).

On April 27, 2018, Stone entered into an Asset Purchase Agreement with Shell, ExxonMobil, and Anadarko to acquire a 100% working interest in the Ram Powell Unit, including six lease blocks in the Viosca Knoll Area, the Ram Powell tension leg platform, and related assets. Production for the Ram Powell field averaged approximately 6,100 barrels of oil equivalent per day during 2017. The Ram Powell TLP is located in 3,200 feet of water in Viosca Knoll Area, Block 956, and is capable of processing 60,000 barrels of oil per day and 200 million cubic feet of gas per day. The acquisition is subject to customary closing conditions, and is expected to close in early May 2018, with an effective date of October 1, 2017. Additionally, under the terms of the previously announced Transaction Agreement between Stone and Talos Energy LLC (“Talos”), this acquisition is subject to Talos’s written consent, which Talos has provided.

Interim Chief Executive Officer and President James M. Trimble stated, “We are very excited to announce that we have reached an agreement to purchase the Ram Powell field. The additional scale and diversification this acquisition provides support the strategies associated with the previously announced combination with Talos Energy. These assets will add meaningful reserves, production volumes, and cash flow to the combined company. I appreciate the efforts of the entire Stone team that contributed to this success.”

Forward-Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities or results that Stone plans, expects, believes, projects, estimates, or anticipates will, should, or may occur in the future, including future production of oil and gas, future capital expenditures and drilling and completion of wells, and future financial or operating results are forward-looking statements. All forward-looking numbers are approximate. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing, extent, and volatility of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company’s ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; risks related to our previously announced combination with Talos; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”). For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Important Additional Information

In connection with Stone’s previously announced combination (the “Transaction”) with Talos, Sailfish Energy Holdings Corporation, a subsidiary of Stone that will be renamed Talos Energy Inc. as of the closing of the Transaction (“Newco”), has filed with the SEC a registration statement on Form S-4, including Amendments No. 1, 2, 3 and 4 thereto. The registration statement was declared effective by the SEC on April 9, 2018. Newco has also filed with the SEC a definitive consent solicitation statement/prospectus and Stone has mailed the definitive consent solicitation statement/prospectus to its stockholders and has filed other documents regarding the Transaction with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Stone and/or Newco may file with the SEC in connection with the Transaction. INVESTORS AND STOCKHOLDERS OF STONE ARE URGED TO READ

CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the consent solicitation statement/prospectus, as well as other filings containing information about Talos, Stone and/or Newco, without charge, at the SEC’s website (http://www.sec.gov). Copies of the consent solicitation statement/prospectus and the filings with the SEC that are incorporated by reference in the consent solicitation statement/prospectus may also be obtained, without charge, from Stone by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana, 70508, Attention: Investor Relations, Telephone: (337) 237-0410, or from Talos by directing a request to Investor Relations, Telephone: (713) 328-3000.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Talos, Stone, Newco and certain of their respective directors, executive officers and members of management and employees may be deemed to be participants in the solicitation of written consents in respect of the Transaction. Information regarding Stone’s directors and executive officers is set forth in Stone’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Information regarding Talos’s directors and executive officers and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, is set forth in the consent solicitation statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained from the sources indicated above.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development, and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com